Exhibit 99.1

Forum Markets Reports Third Quarter 2026 Financial Results

Updates 2026 Guidance and Maintains 2027 Revenue Outlook

PALM BEACH, Fla., Nov. 12, 2026 /PRNewswire/ — Forum Markets, Incorporated (Nasdaq: FRMM) (“Forum” or the “Company”), an innovator in sourcing and operating cash-generating assets in AI infrastructure, commercial aerospace, and AI-powered consumer finance, today reported financial results for the third quarter ended Sept. 30, 2026.

For the third quarter of 2026, the Company reported revenue of $2.0 million, compared with $4.1 million in the third quarter of 2025. All third quarter revenue was generated by the Company’s commercial aircraft engine leases. Net income was $7.9 million, or $0.52 per basic share and $0.47 per diluted share, compared with a net loss of $216.7 million, or $174.54 per diluted share, in the prior-year period. Adjusted EBITDA was $12.8 million, compared with an Adjusted EBITDA loss of $0.1 million in the third quarter of 2025. Net income and Adjusted EBITDA for the current quarter included a non-cash gain of $13.9 million from the change in fair value of the Company’s digital assets.

“Over the past three months, we established our AI infrastructure platform through our Forum Edge AI joint venture and made it the primary focus of our capital and our growth,” said McAndrew Rudisill, chairman and chief executive officer of Forum Markets. “We have established the foundation for what we believe can become a substantial AI infrastructure business.”

Third Quarter and Recent Business Highlights

In October, Forum formed its Forum Edge AI joint venture with Edge Node to deploy high-performance GPU compute capacity across existing powered data centers and communications tower sites, an approach designed to bring capacity online faster and with less upfront capital than building new data centers.

Forum is in active discussions with multiple potential partners for its compute capacity.

During the third quarter of 2026, Forum deployed approximately $23.7 million to acquire two additional commercial aircraft engines, bringing its portfolio to five engines on long-term lease to two of the largest U.S. airlines.

“The midterm elections significantly disrupted an already tightening AI compute market, accelerating rising costs for equipment, compute and financing,” Rudisill said. “These conditions increase the value of data center capacity that is already permitted, powered and built, which is exactly what Forum has. Demand for our capacity is exceptionally strong, and we are in active discussions with multiple potential partners who want to secure it. The question is not whether we can contract our capacity. Our focus is to ensure we are contracting it on terms that make the most sense for Forum and its shareholders and to ensure we are building this business with a steady hand so that it is durable, scalable and profitable over the long term.”

Third Quarter 2026 Financial Results

Selling, general and administrative expenses were $8.7 million in the third quarter of 2026, compared with $224.6 million in the third quarter of 2025, primarily reflecting a reduction in non-cash stock-based compensation expense to $2.7 million from $208.2 million in the same prior-year period.

For the nine months ended Sept. 30, 2026, revenue was $6.2 million, compared with $4.1 million in the same prior-year period. Net loss from continuing operations was $82.1 million, compared with a loss of $212.0 million in the prior-year period, and net loss was $81.2 million, compared with a loss of $220.8 million in the prior-year period. Adjusted EBITDA for the current nine-month period was a loss of $70.6 million, compared with a loss of $2.8 million in the prior-year period.

Balance Sheet

As of Sept. 30, 2026, total assets were $166.8 million, compared with $306.3 million as of Dec. 31, 2025. Cash, cash equivalents and marketable securities totaled $15.4 million, compared with $12.4 million at year-end 2025. Digital assets totaled $35.5 million, compared with $61.6 million at year-end 2025, and the Company’s strategic equity investments were unchanged at $45.7 million. The Company’s staking receivables balance, which totaled $181.0 million at Dec. 31, 2025, was fully eliminated during the current period. Property and equipment, net, was $41.8 million as of Sept. 30, 2026, consisting primarily of the Company’s commercial aircraft engines, and loans receivable and accrued interest totaled $20.9 million. The Company held neither asset at year-end 2025. Total stockholders’ equity was $136.4 million as of Sept. 30, 2026, compared with $239.4 million at Dec. 31, 2025.

Guidance

The Company now expects full-year 2026 revenue of $8 million to $9 million, compared with its previous guidance of $18 million to $22 million. The revised guidance reflects the Company’s decision to slow the pace of deployment of its initial AI compute capacity in response to rapidly rising compute pricing, equipment costs and financing costs, which accelerated following the midterm elections. The Company’s previous guidance assumed that initial AI compute capacity would be deployed and generating revenue in the fourth quarter of 2026. The Company no longer expects to recognize AI compute revenue in 2026, and fourth quarter revenue is expected to be generated primarily by its commercial aircraft engine portfolio.

The Company is maintaining its full-year 2027 revenue guidance of $125 million to $175 million. The Company is in discussions with multiple potential partners on how best to structure agreements in the current market environment. These structures could involve increases in GPU pricing, higher upfront customer deposits, changes in offtake duration and revisions to or terminations of existing contracts, each with varying trade-offs among revenue, EBITDA margins and cash flow. GPU pricing has risen, and the market is trending toward higher upfront deposits as a percentage of contract value for a variety of reasons, including the cost of GPU equipment and the cost of debt capital. The Company will update its guidance once its Dallas and North Carolina capacity is fully contracted and the mix of customer deposits and financing is finalized.

Share Repurchase Program

During the third quarter of 2026, the Company repurchased approximately 330,000 shares of its common stock for approximately $1.9 million. Since Jan. 1, 2026, the Company has repurchased approximately 7.4 million shares for approximately $33.2 million, and all repurchased shares have been retired. The Company has approximately $19.8 million remaining under its repurchase authorization.

Conference Call

McAndrew Rudisill, chairman and chief executive officer, and John Saunders, chief financial officer, will host a live webcast today, Nov. 12, 2026, at 10:30 a.m. ET to discuss third quarter results and operational updates. The webcast will include discussion of Forum developments, forward-looking statements and other material information about business and financial matters. To register and listen to the live webcast, please use the link found here. A replay of the webcast will be available for approximately one year in the investor section of the Company’s website.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, a non-GAAP financial measure, which the Company defines as net income (loss) from continuing operations before income taxes, interest expense, depreciation and amortization, and stock-based compensation expense, as well as certain other items identified in the reconciliation. Management believes Adjusted EBITDA provides useful supplemental information to investors about the Company’s operating performance. Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated in accordance with GAAP. A reconciliation of Adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable GAAP measure, is included in the financial tables accompanying this release.

About Forum Markets, Incorporated

Forum Markets, Incorporated (Nasdaq: FRMM) is an innovative company that sources and structures cash-generating assets with attractive risk-adjusted returns in aerospace, AI, and AI-powered consumer finance. The Company draws on proprietary origination pipelines and strategic co-investment partnerships to scale its portfolio and generate durable operating income. Forum integrates traditional asset management principles with hands-on operational execution as it builds a new framework for how real-world assets are owned, managed, and monetized. For more information, please visit forum-markets.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance and growth of the Company; the ability of the Company to execute its plans; the assets to be held by the Company; the Company’s current and anticipated yield strategies; the Company’s ability to contract its compute capacity on expected terms or at all; and future performance. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all, including the risk that the parties do not execute definitive documentation for the joint venture or any individual project; the risk that the Company is unable to contract out its compute capacity; the risk that anticipated site capacity, power availability, permitting, equipment delivery or customer contracts are delayed or not obtained; the risk that equipment financing is not available on the terms or in the amounts assumed, or at all; risks relating to the Company’s recently completed offering, including dilution to existing stockholders and the risk that the net proceeds are insufficient to fund the initial projects as contemplated or are applied to uses other than those described herein; risks associated with the Company’s guarantee obligations in support of project-level financing; failure to realize the anticipated benefits of the stock repurchase program, previously announced private placements, sale of convertible notes, and related transactions, including the Company’s ability to achieve profitable operations; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of tokenized securities; risks relating to the treatment of assets for U.S. and foreign tax purposes; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and businesses; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Reports on Form 8-K filed by the Company with the SEC. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds as collateral against a loan, impairment charges may be required to be reported in net income if the market price of such assets falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR

IR@forum-markets.com

FORUM MARKETS, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Revenue	$1,998	$4,110	$6,222	$4,110
Total cost of revenues	404	-	1,877	-
Gross income	1,594	4,110	4,345	4,110

Selling, general and administrative expense	8,700	224,634	26,026	227,954
Operating income (loss)	(7,106)	(220,524)	(21,681)	(223,844)

Interest expense	(236)	(320)	(1,474)	(320)
Other income	15,201	12,143	(58,941)	12,156
Income (loss) before income taxes	7,859	(208,701)	(82,096)	(212,008)
Income tax benefit	-	-	-	-
Net Income (loss) from Continuing Operations	7,859	(208,701)	(82,096)	(212,008)
Net Income (loss) from Discontinued Operations	(6)	(8,041)	867	(8,830)
Net Income (loss)	7,853	(216,742)	(81,229)	(220,838)
Other Comprehensive Income (loss)	28	567	(158)	359
Total Comprehensive Loss	7,881	(216,175)	(81,387)	(220,479)

Basic Net Income (Loss) per Common Share - Continuing operation	$0.52	$(168.07)	$(4.61)	$(472.00)
Basic Net Income (Loss) per Common Share - Discontinued operation	$(0.00)	$(6.48)	$0.05	$(19.66)
Diluted Net Income (Loss) per Common Share - Continuing operation	$0.47	$(168.07)	$(4.61)	$(472.00)
Diluted Net Income (Loss) per Common Share - Discontinued operation	$(0.00)	$(6.48)	$0.05	$(19.66)

Weighted average Common Stock outstanding – basic	15,164	1,242	17,821	449
Weighted average Common Stock outstanding – diluted	16,894	1,242	17,821	449

FORUM MARKETS, INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	As of September 30, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,221	$8,018
Restricted cash	-	1,016
Accounts receivable	1,406	-
Loans receivable, current	6,877	-
Prepaid expenses and other current assets	4,498	4,514
Current assets of discontinued operations	-	22
Total current assets	16,002	13,570

Marketable Securities	12,141	4,411
Investments	45,718	45,718
Digital Assets	35,524	61,587
Loans Receivable, net of current portion	13,982	-
Staking Receivables	-	181,011
Property and equipment, net	41,842	-
Right of use assets - operating	1,553	-
Other noncurrent assets	-	-
Total assets	$166,762	$306,297

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,230	$1,556
Accrued expenses and other current liabilities	3,210	6,377
Right of use liabilities - operating	-	-
Loans payable, current portion	-	251
Collateralized loans, current portion	25,950	31,513
Current liabilities of discontinued operations	-	1,232
Total current liabilities	30,390	40,929
Long-term accrued expenses and other noncurrent liabilities	-	-
Collateralized loans, noncurrent portion	-	25,950
Total liabilities	$30,390	$66,879

STOCKHOLDERS’ EQUITY
Common Stock	1	2
Treasury Stock	-	-
Additional paid-in capital	812,795	834,453
Accumulated other comprehensive income	(3,151)	(2,993)
Accumulated deficit	(673,273)	(592,044)
Total stockholders’ Equity	136,372	239,418
Total liabilities and stockholders’ Equity	$166,762	306,297

FORUM MARKETS, INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the nine months ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net loss	$(82,096)	$(212,008)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation expense	6,625	208,923
Depreciation and amortization	3,429	-
Amortization of loan premiums	17	-
Change in fair value of long term receivable	48,637	-
Change in fair value of digital assets	(1,103)	(7,550)
Change in fair value of available for sale securities	(200)	75
Change in fair value of derivative liabilities	9,571	-
Non-cash staking and incentive revenue	473	(4,110)
Loss on make whole provision	1,355	-
Change in fair value of convertible debt	-	(3,724)
Changes in operating assets and liabilities:
Accounts receivable	(1,406)	-
Right of use assets	253	-
Right of use liabilities	(903)	-
Prepaid expense and other current assets	(11,948)	(1,764)
Accounts payable	(1,230)	751
Accrued expenses	(5,476)	1,120
Net cash used in operating activities from continuing operations	(34,002)	(18,287)
Net cash used in operating activities from discontinued operations	(500)	(132)
Net cash used in operating activities	(34,502)	(18,419)

Cash Flows from Investing Activities:
Purchases of marketable securities	(7,530)	(8,891)
Purchases of digital assets	(757)	(243,480)
Purchase of loans receivable	(21,822)	-
Purchase of property and equipment	(43,067)	-
Repayment of loans receivable	1,135	-
Sale of digital assets	128,096	-
Net cash provided by (used in) investing activities from continuing operations	56,055	(252,371)
Net cash used in investing activities from discontinued operations	-	-
Net cash provided by (used in) investing activities	56,055	(252,371)

Cash Flows from Financing Activities:
Proceeds from exercise of options	-	74
Proceeds from exercise of warrants	-	5,606
Proceeds from shares issued for cash, net	6,125	286,844
Proceeds from convertible debt, net	-	500,001
Proceeds from collateralized loan	-	50,000
Repurchase of common stock	(33,240)	-
Treasury stock purchases	-	(16,121)
Repayment of loans payable	(251)	(1,129)
Net cash provided by (used in) financing activities from continuing operations	(27,366)	825,275
Net cash provided by (used in) financing activities from discontinued operations	-	(151)
Net cash provided by (used in) financing activities	(27,366)	825,124
Loan repayments denominated in cryptocurrency	$98,552	$-
ETH holdings contributed in exchange for common stock	$-	$171,288
Staking receivable	$-	$25,693
Common stock cancelled for withholding taxes	$1,169	$-
Capitalization of ROU assets and liabilities - operating	$1,806	$-

(in thousands)	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Net income (loss) from continuing operations	$7,859	$(208,701)	$(82,096)	$(212,008)
Income tax benefit	-	-	-	-
Depreciation and amortization	2,020	-	3,429	-
Interest expense	236	320	1,474	320
EBITDA	10,115	(208,381)	(77,193)	(211,688)
Stock-based compensation(1)	2,708	208,242	6,625	208,923
Business development & integration expenses(2)	-	-	-	-
Offering costs(3)	-	-	-	-
Loss on disposal and non-cash impairment charges(4)	-	-	-	-
Adjusted EBITDA	$12,823	$(139)	$(70,568)	$(2,765)

(1)	non-cash stock-based compensation expense associated with employee and non-employee equity awards
(2)	expenses related to integration costs for completed acquisitions and expenses related to potential acquisition targets and additional business lines
(3)	one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period
(4)	non-recurring or one time charges